UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2023 by Clean Vision Corporation (the “Company”), on February 17, 2023 the Company entered into that certain Securities Purchase Agreement (the “Prior Agreement”) with the accredited investor named therein (the “Investor”) for the sale of up to $4,000,000 in aggregate principal amount of senior convertible promissory notes and warrants to acquire shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The initial under the Prior Agreement occurred on February 21, 2023 when the Company issued to the Investor (i) a senior convertible promissory note in the principal amount of $2,500,000 (the “Existing Note”) and (ii) warrants to purchase up to 29,434,850 shares of Common Stock (the “Existing Warrant”).

On March 25, 2024 (the “Issue Date”), the Company and Investor entered into a Securities Purchase Agreement (the “Purchase Agreement”), whereby: (i) the Company issued to the Investor (a) a convertible note in the aggregate principal amount of $666,666 (the “March 2024 Note”), and (b) a warrant initially exercisable to acquire up to 22,222,220 shares of Common Stock at an exercise price of $0.03 per share (the “March 2024 Warrant”); and (ii) the parties agreed to amend and restate the Existing Note and Existing Warrant as discussed below. Pursuant to the terms of the Purchase Agreement, the Company and the Investor provided customary representations and warranties to each other.

March 2024 Note

At any time on or after the Issue Date, the Investor shall be entitled to convert any portion of the outstanding Conversion Amount (as defined in the March 2024 Note) into validly issued, fully paid and non-assessable shares of Common Stock at a conversion price equal to $0.03 per share, subject to adjustment as set forth in the March 2024 Note.

Interest accruing on the March 2024 Note is payable to the Investor in shares of Common Stock; provided, however, that the Company may pay any such interest in cash or in a combination of cash and shares of Common Stock. The March 2024 Note bears interest at a rate of 5% per annum, as may be adjusted from time to time, and matures on October 1, 2024 (the “Maturity Date”); provided, however, that the Maturity Date may be extended at the option of the Investor as provided in the March 2024 Note.

The Company shall have the right to redeem all, but not less than all, of the amount then outstanding under the March 2024 Note at any time. Any redemption shall be made by the Company in cash at a price equal to the greater of (i) 120% of the Conversion Amount (as defined in the March 2024 Note), and (ii) the product of (1) the Conversion Rate (as defined in the March 2024 Note) with respect to the Conversion Amount being redeemed multiplied by (2) the greatest closing sale price of the Common Stock on any trading day immediately preceding the date such redemption payment is made. Upon the occurrence of an Event of Default under the March 2024 Note, the Investor may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of the March 2024 Note.

March 2024 Warrant

The March 2024 Warrant (i) is exercisable for the purchase of up to 22,222,220 shares of Common Stock at an exercise price of $0.03 per share, subject to customary adjustments, and (ii) expires five years from the date of issuance.

Registration Rights Agreement

On the Issue Date, the Company and the Investor entered into a registration rights agreement (the “RRA”), pursuant to which the Company agreed to file with the SEC, within forty-five (45) days after the Issue Date, a registration statement covering the resale of all securities issuable to the Investor under the Purchase Agreement.

Amended and Restated Note

In connection with the Purchase Agreement, the Company and Investor amended and restated the Existing Note as set forth in that certain Amended and Restated Convertible Note dated March 25, 2024 (the “A&R Note). At any time, the Investor shall be entitled to convert any portion of the outstanding Conversion Amount (as defined in the A&R Note) into validly issued, fully paid and non-assessable shares of Common Stock at a conversion price equal to $0.03 per share, subject to adjustment as set forth in the A&R Note.

Interest accruing on the A&R Note is payable to the Investor in shares of Common Stock; provided, however, that the Company may pay any such interest in cash or in a combination of cash and shares of Common Stock. The A&R Note bears interest at a rate of 5% per annum and matures on December 1, 2024 (the “A&R Note Maturity Date”); provided, however, that the A&R Note Maturity Date may be extended at the option of the as provided in the A&R Note).

The Company shall have the right to redeem all, but not less than all, of the amount then outstanding amount under the A&R Note at any time. Any redemption shall be made by the Company in cash at a price equal to the greater of (i) 120% of the Conversion Amount (as defined in the A&R Note), and (ii) the product of (1) the Conversion Rate (as defined in the A&R Note) with respect to the Conversion Amount being redeemed multiplied by (2) the greatest closing sale price of our Common Stock on any trading day immediately preceding the date such redemption payment is made.

Amended and Restated Warrant

In connection with the Purchase Agreement, the Company and Investor agreed to amend and restate the Existing Warrant as set forth in that certain Amended and Restated Warrant to Purchase Common Stock dated March 25, 2024 (the “A&R Warrant). The A&R Warrant is exercisable for the purchase of up to 22,222,220 shares of Common Stock at an exercise price of $0.03 per share, subject to customary adjustments, and (ii) expires five years from the Issue Date.

All capitalized terms not defined herein shall have their respective meanings as set forth in the Purchase Agreement, the March 2024 Note, the March 2024 Warrant, the RRA, the A&R Note, and the A&R Warrant.

Item 1.01 of this Current Report on Form 8-K (this “Current Report”) contains only a brief description of the material terms of the March 2024 Note, the March 2024 Warrant, the RRA, the A&R Note, and the A&R Warrant and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, the March 2024 Note, the March 2024 Warrant, the RRA, the A&R Note and the A&R Warrant, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 4.4 and 4.5, respectively, to this Current Report, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Convertible Note dated March 25, 2024
4.2	Warrant to Purchase Common Stock dated March 25, 2024
4.3	Amended and Restated Senior Convertible Note dated March 25, 2024
4.4	Amended and Restated Warrant to Purchase Common Stock dated March 25, 2024
10.1*	Securities Purchase Agreement dated March 25, 2024
10.2	Registration Rights Agreement dated March 25, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934 for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: March 29, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer